SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2003

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure

                  The information included in this Current Report on Form 8-K, including portions of Pacific Gas and Electric Company’s (Utility) monthly operating report for the month ended April 30, 2003 filed with the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court) attached hereto as an exhibit, is being furnished, not filed, pursuant to Item 9 of Form 8-K.

                  On May 30, 2003, the Utility, a subsidiary of PG&E Corporation, filed its monthly operating report for the month ended April 30, 2003 with the Bankruptcy Court, as required by Section 704(8) of the U.S. Bankruptcy Code and Rule 2015 of the Federal Rules of Bankruptcy Procedure and prepared in accordance with U.S. Trustee Guidelines Region 17.  The Utility's monthly operating report includes an unaudited income statement for the month and an unaudited balance sheet dated as of the end of the month.  These unaudited financial statements are attached as an exhibit to this report.  Although not included in the exhibit attached to this report, the monthly operating report filed with the Bankruptcy Court also includes a statement of receipts and disbursements, as well as other information.  The preliminary financial statements were prepared using certain assumptions and estimates that are subject to revision.  Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made.  These adjustments could have a material impact on reported results in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By:	CHRISTOPHER P. JOHNS __________________________________________
CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By:	DINYAR B. MISTRY __________________________________________
DINYAR B. MISTRY Vice President and Controller

Dated:	June 2, 2003

Exhibit 99 -	Pacific Gas and Electric Company Income Statement for the month ended April 30, 2003, and Balance Sheet dated April 30, 2003.